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                                                            Exhibit No. 23.2


                      CONSENT OF INDEPENDENT ACCOUNTANTS


     We consent to the incorporation by reference in Registration Statement No. 333-06366 of Moore Corporation Limited on Form S-8 of our report dated June 28, 2002, appearing in this Annual Report on Form 11-K of Moore North America, Inc. Savings Plan for the year ended December 31, 2001.


Deloitte & Touche LLP
Stamford, Connecticut
June 28, 2002